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                   [MORSE, ZELNICK, ROSE & LANDER, LLP LETTERHEAD]




                                                                  (212) 838-1177

                                __________ _____, 1997


PC411, Inc.
9800 S. La Cienega
Inglewood, CA 90301-4440

Dear Sirs:

    We have acted as counsel to PC411, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the offering by (a) the Company of (i) 1,150,000 shares of its common stock, par value $.01 per share (the "Common Stock") (and the offering of an additional 172,500 shares if the over-allotment option is exercised in full); (ii) 1,150,000 Redeemable Common Stock Purchase Warrants (the "Redeemable Warrants") to purchase shares of Common Stock (and the offering of an additional 172,500 Redeemable Warrants if the over-allotment option is exercised in full); (iii) 1,150,000 shares of Common Stock underlying the Redeemable Warrants (and the offering of an additional 172,500 shares of Common Stock if the over-allotment option is exercised in full); (iv) options (the "Underwriter's Options") to purchase 115,000 shares of Common Stock and 115,000 Redeemable Warrants; (v) 115,000 shares of Common Stock underlying the Underwriter's Options; and (vi) 115,000 shares of Common Stock underlying the Redeemable Warrants which underlie the Underwriter's Options; and (b) certain stockholders of 500,000 shares of Common Stock and 1,000,000 Redeemable Warrants and the shares of Common Stock underlying such Redeemable Warrants. We will also act as counsel for any and all amendments to the (a) Registration Statement and (b) any Registration Statements pursuant to Rule 462(b) of the Act for additional shares of Common Stock, Redeemable Warrants, Common Stock underlying the Redeemable Warrants, the Underwriter's Options, shares of Common Stock underlying the Underwriter's Options, the Redeemable Warrants underlying the Underwriter's Options and shares of Common Stock underlying the Redeemable Warrants underlying the Underwriter's Warrants.

    In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended, resolutions adopted by the Company's Board of Directors, the Registration


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PC411, Inc.
_____________, 1997


Statement, the proposed form of the Redeemable Warrants and the Underwriter's Options, the other exhibits to the Registration Statement and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing, we are of the opinion that:

    Each share of Common Stock, the Redeemable Warrants, the Underwriter's Options, and each share of Common Stock underlying the Redeemable Warrants and the Underwriter's Options (including the shares of Common Stock underlying the Redeemable Warrants underlying the Underwriter's Option) being offered pursuant to (a) the Registration Statement and all amendments thereto and (b) any Registration Statements pursuant to Rule 462(b) of the Act for additional shares of Common Stock, Redeemable Warrants, Underwriter's Options and the shares of Common Stock underlying the Redeemable Warrants and the Underwriter's Options (including the shares of Common Stock underlying the Redeemable Warrants underlying the Underwriter's Options) (i) have been duly and validly authorized for issuance, (ii) in the case of Common Stock being offered by certain stockholders of the Company, are legally issued, fully paid and non-assessable and (iii) in the case of Common Stock being offered by the Company or upon exercise of the Redeemable Warrants or the Underwriter's Option, will be legally issued, fully paid and non-assessable when issued as contemplated by the Registration Statement.

    We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and any and all amendments thereto, and any Registration Statements pursuant to Rule 462(b) of the Act for additional shares of Common Stock, Redeemable Warrants, Underwriter's Options and shares of Common Stock underlying the Redeemable Warrants and the Underwriter's Options (including shares of Common Stock underlying the Redeemable Warrants underlying the Underwriter's Options). In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder. Members of this firm or their affiliates own an aggregate of 60,000 shares of Common Stock of the Company.


                                  Very truly yours,




                                  MORSE, ZELNICK, ROSE & LANDER, LLP


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